SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    January 27, 2003

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31135 (Commission File Number)	04-3209022 (I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 470, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

(919) 941-9777
Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report)

Item 5.    Other Events.

On January 27, 2003, Inspire Pharmaceuticals, Inc. issued the following press release:

“INSPIRE PHARMACEUTICALS ANNOUNCES CHANGES TO BOARD OF DIRECTORS

“DURHAM, NC – January 27, 2003 – Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) announced today the appointment of Gary D. Novack, Ph.D. to the Company’s Board of Directors, and the resignation of H. Jefferson Leighton, Ph.D. from the board.

“Dr. Gary Novack is founder and President of Pharma•Logic Development, Inc., a pharmaceutical and medical device consulting company. Dr. Novack is a board-certified clinical pharmacologist with over 23 years experience in pharmaceutical research and development. He has consulted with over 150 pharmaceutical and medical device firms, and has authored over 220 abstracts and publications in pharmacology, ophthalmology, neurology, dermatology and medical communications. He has a particular interest in ophthalmology, and is involved in the American Academy of Ophthalmology and the Association for Research in Vision and Ophthalmology. He serves on the editorial board of The Ocular Surface, and is a member of the scientific advisory board of the Foundation Fighting Blindness. Dr. Novack has had substantial involvement in the preparation of ten ophthalmology-related New Drug Applications. He received his Ph.D. in Pharmacology and Toxicology from the University of California at Davis, and has held managerial positions at Allergan and Merrell Dow Pharmaceuticals.

“‘Gary has worked closely with Inspire over the past six years, providing important strategic input to our pre-clinical and clinical ophthalmology programs,’ stated Christy L. Shaffer, Ph.D., CEO of Inspire. ‘His extensive experience in drug development and, in particular, ophthalmology, will be a great asset to us as we continue our efforts toward building an ophthalmology franchise.’

“Dr. Leighton, a founder of Inspire, raised the initial $9 million of private funding for the Company, and has served on Inspire’s board since 1995. He has founded numerous biotechnology companies, including Inspire, ICAgen, AdipoGenix and BioDesign, and has served senior managerial roles in multiple biotechnology and pharmaceutical companies, including Burroughs Wellcome and Glaxo. Dr. Leighton’s term on the board was due to expire shortly. He resigned early in order to give greater attention to other obligations, including the boards of directors and scientific advisory boards of a number of early-stage companies, some of which he founded.

“‘We appreciate Jeff’s service as a founder and board member over the past eight years as he worked to help bring Inspire to this critical stage of its corporate development,’ stated Dr. Shaffer. ‘We wish him much success in his future endeavors.’

“About Inspire

“Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body’s innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire’s lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. Inspire’s products are based on proprietary technology relating to P2Y2 receptors and to non-P2Y2 receptors that show therapeutic promise, including P2Y12.

“Forward-Looking Statements

“The forward-looking statements in this news release relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.”

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ GREGORY J. MOSSINGHOFF
Gregory J. Mossinghoff President, Treasurer and Secretary

Dated:  January 27, 2003